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                                   EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT


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
                                                                              Percent
                                             Business and                     Owned by              State of
Subsidiary                                     Location                      Registrant          Incorporation
----------                                     --------                      ----------          -------------
SGI Integrated Graphic                Limited Partner                           100%             Delaware
     Systems Inc.                     Wilmington, DE

SGI Delaware Systems Inc.             General Partner                           100%             Delaware
                                      Wilmington, DE

SGI Integrated Graphic                Screen printed materials,                 100%             Texas
     Systems L.P.                     and illuminated and non-                                   (Partnership)
                                      illuminated architectural
                                      graphics
                                      Houston, TX


Greenlee Lighting Inc.                Limited Partner                           100%             Delaware
                                      Wilmington, DE

Greenlee Incorporated                 General Partner                           100%             Delaware
                                      Wilmington, DE

Greenlee Lighting L.P.                Landscape Lighting                        100%             Texas
                                      Dallas, TX                                                 (Partnership)


Grady McCauley Inc.                   Digital image and screen                  100%             Ohio
                                      printed graphics
                                      North Canton, OH

LSI Marcole Inc.                      Electrical wire harnesses                 100%             Tennessee
                                      Manchester, TN

LSI MidWest Lighting Inc.             Fluorescent Lighting                      100%             Kansas
                                      Kansas City, KA

LSI Retail Graphics Inc.              Interior graphics and signs               100%             Ohio
                                      Woonsocket, RI
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